UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2004

BRIDGE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24767	59-3065437
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12601 Monarch Street, Garden Grove, California 92841
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 891-6508

N/A
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Changes in Registrant’s Certifying Accountant

Bridge Technology, Inc. (the “Company”) has been advised by Squar, Milner, Reehl & Williamson, LLP that have resigned as the Company’s auditors for the fiscal year 2003, in connection with the Bridge Technology, Inc. Chapter 11 filing in the United States Bankruptcy Court on June 21, 2004. The Company has not yet selected other auditors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGE TECHNOLOGY, INC.

By:
Date: September 22, 2004		/s/ John T. Gauthier

John T. Gauthier
Chairman & CEO

1	FORM 8K